LPCN 1144 improves body composition in biopsy-confirmed NASH patients

S. MEHRABAN[1], B. J. BRUNO[1], K. KIM[1], K. PAPANGKORN[1], N. CHIDAMBARAM[1], M. V. PATEL[1], A. DELCONTE[2]

1 Lipocine Inc., Salt Lake City, UT, USA

2 Saint Joseph's University, Philadelphia, PA, USA

LIPOCINE ENHANCING HEALTH

EASL The Home of Hepatology

Exhibit 99.5

INTRODUCTION

- Non-alcoholic Steatohepatitis (NASH) is a common cause of liver disease and rapidly rising to be the leading etiology for liver transplantation (1)
- Sarcopenia, loss of muscle mass, occurs in 20-60% of patients with liver disease and reduces survival of cirrhotic patients (2)
- There is an unmet need for addressing adverse body composition in advanced liver disease
- A decrease in free Testosterone (T) and increase in Sex Hormone Binding Globulin (SHBG) are reported with progression of NAFLD (3)
- LPCN 1144 is an oral prodrug of endogenous T under development for treatment of noncirrhotic NASH
- Previously, LPCN 1144 has showed to reduce hepatic fat fraction, AST and ALT levels in noncirrhotic NASH subjects compared to placebo (p<0.001 and <0.05,respectively)

AIM

To present topline body composition results post 20 weeks of treatment with oral testosterone

METHOD

- The ongoing LiFT (Liver Fat intervention with oral Testosterone) study is a randomized, double-blind, paired biopsy, placebo-controlled, phase 2 study in men with NASH (NCT04134091) (N=56)
- Biopsy-confirmed NASH subjects were randomized 1:1:1 to three arms:
  - ✓ Treatment A: 142 mg eq. oral T twice daily
  - ✓ Treatment B: 142 mg eq. oral T with tocopherol twice daily
  - ✓ Oral matching placebo twice daily
- Body composition parameters were evaluated in all subjects with available baseline and week 20 Dual Energy X-ray Absorptiometry (DEXA) scans (N=38), including changes in:
  - ✓ Appendicular Lean Muscle Mass (APLM)
  - ✓ Whole Body Fat Mass (WBFM)
  - ✓ Whole Body Lean Mass (WBLM)
- Other key outcomes measured at week 12 included changes in:
  - ✓ SHBG

RESULTS

❑ *Demographics and Baseline Characteristics*

All Subjects (N=56)	Placebo (n=19)	Treatment A (n=18)	Treatment B (n=19)
Age (years)	53.6	51.3	53.4
BMI (kg/m²)	37.3	36.9	34.5
Diabetes (%)	52.6	72.2	57.9
Hypertension (%)	68.4	66.7	57.9
Subjects with available DEXA data (N=38)	**Placebo (n=13)**	**Treatment A (n=12)**	**Treatment B (n=13)**
APLM, mean (SD) (gr)	31452 (5050)	28985 (5397)	29603 (2877)
WBFM, mean (SD) (gr)	47150 (14230)	43222 (12868)	38913 (8998)
WBLM, mean (SD) (gr)	70586 (12847)	64388 (10385)	64866 (5759)

❑ *Relative change in Appendicular Lean Muscle Mass*



2.45
2.41
-1.65
p=0.03
p=0.02

❑ *Relative Change in Whole Body Fat Mass*



3.24
-3.12
-7.01

LPCN 1144 treatment significantly elevated APLM, and significantly reduced WBFM in biopsy-confirmed NASH subjects after 20 weeks compared to placebo.

❑ *Relative Change in Whole Body Lean Mass*



2.26
2.54
-0.47

❑ *Percentage of subjects with increase in WBFM and decrease in WBLM*



LPCN 1144 treatment reduced progression of adverse muscle composition compared to placebo.

❑ *Responders with decrease in WBFM and increase in WBLM*



15.4
50.0
76.9

64% of the subjects receiving LPCN 1144 compared to 15.4% in the placebo arm had favorable body composition changes.

❑ *Absolute Change from Baseline in SHBG*



LPCN 1144 significantly decreased SHBG levels from baseline at 12 weeks compared to placebo. Free T is expected to increase after treatment with LPCN 1144.

CONCLUSIONS

- LPCN 1144 significantly improved body composition in biopsy-confirmed NASH male subjects
  - Similar to the results shown in cirrhotic patients, oral testosterone resulted in significant improvement in APLM and reduction in WBFM in non-cirrhotic NASH subjects (4)
- This significant impact of LPCN 1144 on body composition can be beneficial in end stage diseases such as cirrhosis
- Larger longitudinal investigations are warranted to confirm these effects in end stage diseases

REFERENCES

1. **Bhanji RA et al**. Sarcopenia in hiding: the risk and consequence of underestimating muscle dysfunction in nonalcoholic steatohepatitis. Hepatology. 2017 Dec;66(6):2055-65.

2. **S. Dasarathy**. Etiology and Management of Muscle Wasting in Chronic Liver Disease. Curr Opin Gastroenterol. 2016, 32(3): 159–165.

3. **Fujihara et al**. High sex hormone-binding globulin concentration is a risk factor for high fbrosis-4 index in middle-aged Japanese men. Endoc J. 2019, 66 (7): 637-645.

4. **Sinclair M, et al.** Testosterone therapy increases muscle mass in men with cirrhosis and low testosterone: a randomised controlled trial. Journal of hepatology. 2016 Nov 1;65(5):906-13.

CONTACT INFORMATION

Shadi Mehraban, MD, PhD. sm@lipocine.com or admin@lipocine.com